EX-4.3


       N U M B E R                                            U N I T S

   PED.U

                                [SMARTPROS LOGO]

INCORPORATED UNDER THE LAWS OF
    THE STATE OF DELAWARE
                                                          CUSIP 83171G 30 1


                                 SMARTPROS LTD.

EACH UNIT CONSISTING OF THREE SHARES OF COMMON STOCK, AND ONE AND A HALF WARRANTS TO PURCHASE ONE AND A HALF SHARES OF COMMON STOCK
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THIS CERTIFIES THAT














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or registered assigns,  (the "Registered  Holder") is the owner of the number of
Units specified above. Each Unit consists of three (3) shares of common stock, $.0001 par value (the "Common Stock"), of SmartPros Ltd. (the "Company") and one and a half (1 1/2) redeemable warrants (the "Warrants"). Each whole warrant entitles the holder thereof to purchase one share of Common Stock for $7.125 (subject to adjustment) until 5:00 p.m. Eastern Time ________. The Units will trade on the American Stock Exchange until the Separation Date (as defined below). Until the Separation Date, neither the Common Stock nor the Warrants will trade separately. On the Separation Date, the Units will cease trading and the Common Stock and the Warrants will begin trading on the American Stock Exchange. The Separation Date will be the tenth (10th) business day following the date on which Paulson Investment Company, Inc. notifies the Company and the American Stock Exchange that trading in the Common Stock and Warrants will Commence. The Separation Date may not be earlier than the 31st day or later than the 45th day following the date hereof (the "Separation Date"). The Warrants underlying the Units are issued under and pursuant to a certain Warrant Agreement dated as of (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of the Warrant evidenced hereby and to the exercise price of such Warrant in certain events therein set forth.

Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at 12 Skyline Drive, Hawthorne, New York 10532,
Attention: Chief Executive Officer.

This Unit Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Dated:


                                  SMARTPROS LTD.

                                    CORPORATE
       -------------------                              -------------------
        SIGNATURE TO COME             SEAL               SIGNATURE TO COME
       -------------------            1999              -------------------

                                     DELAWARE


           SECRETARY                                      VICE CHAIRMAN OF
                                                          THE BOARD OF
                                                          DIRECTORS





COUNTERSIGNED AND REGISTERED:
 AMERICAN STOCK TRANSFER & TRUST COMPANY
                          TRANSFER AGENT
                           AND REGISTRAR
BY


                      AUTHORIZED OFFICER

                                 SMARTPROS LTD.

       The Registered Holder hereby is entitled, at any time after the Separation Date, to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing three shares of Common Stock for each Unit represented by this Unit Certificate and a Warrant Certificate representing one and a half Warrants for each Unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Transfer Agent, Warrant Agent and Registrar together with any documentation required by such agent.

REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE WARRANT AGENT, TRANSFER AGENT AND REGISTRAR, AMERICAN STOCK TRANSFER & TRUST COMPANY.

       The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM   - as tenants in common               UNIF GIFT MIN ACT- _______ Custodian ________
TEN ENT   - as tenants by the entireties                          (Cust)             (Minor)
JT TEN    - as joint tenants with right of           under Uniform Gifts to Minors Act
            survivorship and not as tenants          _________________________________
            in common                                              (State)

COM PROP  - as community property              UNIF TRF MIN ACT-  _______ Custodian ________
                                                                   (Cust)             (Minor)
                                                   under Uniform Transfers to Minors Act
                                                     _________________________________
                                                                   (State)


                               FORM OF ASSIGNMENT
                      (TO BE SIGNED ONLY UPON ASSIGNMENT)


FOR VALUE RECEIVED, the undersigned Registered Holder (_______________________ )

 PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFICATION NUMBER OF REGISTERED HOLDER

__________________________________________


__________________________________________

hereby sells, assigns and transfers unto _______________________________________

________________________________________________________________________________
               (Please Print Name and Address including Zip Code)

________________________________________________________________________________

________________________________________________________________________________

___________________________________________________________________________Units
evidenced by the within Unit Certificate, and irrevocably constitutes and appoints

________________________________________________________________________________

________________________________________________________________________Attorney
to transfer this Unit Certificate on the books of SmartPros Ltd. with the full power of substitution in the premises.


Dated, _________________________


                   SIGNATURE: __________________________________________________

                              (Signature must conform in all respects to the name of Registered Holder as specified on the face of this Unit Certificate in every particular, without alteration or any change whatsoever, and the signature must guaranteed in the usual manner.)



        SIGNATURE GUARANTEED: __________________________________________________

                              The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.